Exhibit 99.2 Potential Exchange Offer Program September 13, 2023 ©2023 Visa. All rights reserved.

Overview of the Potential Exchange Offer Program

What is it?	• Following a Board evaluation process, Visa is engaging with its common stockholders on the subject of potential amendments to its Certificate of Incorporation that, together with the Potential Exchange Offer Program, would have the effect of releasing transfer restrictions on portions of Visa's Class B common stock through a programmatic and measured structure
	• The Potential Exchange Offer Program would allow Class B common ("Class B") stockholders to convert portions of their Class B shares into freely tradeable shares under certain conditions, while providing economically equivalent protection to Class A common ("Class A") and Class C common ("Class C") stockholders from certain litigation ("U.S. Covered Litigation"[1])
	  ○ For the initial Potential Exchange Offer, Class B stockholders would be permitted to convert and sell up to 50% of their stock
	  ○ For each of the three successive Potential Exchange Offers, if the interchange at issue in the unresolved claims for damages in U.S. Covered Litigation has been reduced by 50% or more, and at least one year has elapsed from the preceding Exchange Offer, Visa may, in its discretion, approve an additional Exchange Offer entitling holders to convert and sell up to 50% of applicable Class B stock

Why now?	• The Class B shares were created in connection with Visa's restructuring and IPO to provide protection to the Class A and Class C shares from U.S. Covered Litigation. This share class was originally valued at ~$8B and is now valued at ~$96B[2] • In the only remaining U.S. Covered Litigation matter, claims representing ~90% of the payments volume and interchange at issue have been settled for $6.4B[3]

Benefits to our Common Stockholders	**Class A and Class C**	**Class B**
	• **Makewhole agreements and Class B shares** provide economically equivalent protection to Class A and Class C stockholders from the remaining U.S. Covered Litigation • **Measured release** of Class B shares through programmatic structure and lock-up provisions mitigates potential overhang risk that otherwise would exist with the current share release provision[4] • Opportunity to **strengthen relationships** with Visa's clients	• Option for **near-term liquidity** and potential for better regulatory capital treatment • Opportunity to unlock value that would represent a significant portion of **aggregate tangible common equity** for U.S. financial institutions • Choice of **participation level** to release up to 50% for Class B stockholders for each Potential Exchange Offer

If proposed, all common stockholders will have the opportunity to vote on the Certificate of Incorporation amendments that must be approved by a majority of outstanding shares of each class of common stock

VISA

(1): See Note 5 of the audited financial statements contained within Visa's most recent Form 10-K for more information.
(2): Based on the $245.68 NYSE closing price of Class A stock on August 31, 2023.
(3): See slides 9 and 10 for more detail and important footnotes.
(4): "Overhang risk" refers to investor concern on the potential for significant sales of shares once the U.S. Covered Litigation is complete.

©2023 Visa. All rights reserved.

2

Background

In connection with its 2007 restructuring and subsequent IPO, Visa created three classes of common stock (Classes A, B and C)

The Class B shares provide protection to the Class A and Class C shares from U.S. Covered Litigation

- Under the U.S. Retrospective Responsibility Plan ("Retro Plan"[1]), Visa periodically deposits cash into an escrow account from which settlements and judgments are paid. As this occurs, the value of Class B shares is diluted by a corresponding downward adjustment to the conversion rate
- Under a Loss Sharing Agreement, certain U.S. financial institutions agreed to indemnify Visa for their portion of financial liability for the U.S. Covered Litigation if the escrow fund and value of Class B shares are insufficient to cover the financial liability for the U.S. Covered Litigation
- Currently, Class B shares are restricted from converting into Class A shares and being sold until final resolution of all U.S. Covered Litigation, **at which point all Class B shares would become freely tradeable**

Over the past 15+ years, while a significant number of damages claims in the remaining U.S. Covered Litigation have been settled, the as-converted value of the Class B shares has increased

+1,100%



Unresolved Claims as Represented by Interchange
~$486B
(~90%)
~$47B
Total(2)
Remaining



Share Price
+2,133%
$246(4)
$11(3)
At IPO(5)
Today



As-Converted Value of Class B Shares
+1,143%
$96B(4)(6)
$8B
At IPO(5)
Today

Numbers are rounded. All figures are approximate.
(1): See Notes 5 and 20 of the consolidated financial statements and Notes 5 and 13 of the consolidated financial statements (unaudited) in Visa's most recent Forms 10-K and 10-Q, respectively, for more information.
(2): Interchange represented includes (i) estimated interchange from 2004-2018 for the following populations: individual settlements prior to the Damages Class settlement, merchants included in the Damages Class settlement, and merchants who opted out of the Damages Class and settled their claims; and (ii) estimated interchange from 2004-2022 for unresolved Damages Class opt-outs. Interchange of merchants who opted out of the Damages Class does not include (i) the purported indirect purchaser class actions filed by branded gas retailers and by merchants serviced by Square; and (ii) all of the merchants serviced by opt-outs that are payment processors and facilitators. For unresolved claims by Damages Class opt-outs, estimated interchange from 2004-2022 is utilized because claims are based on transactions up to when a claim is resolved; the interchange at issue for unresolved claims will continue to increase. The value of unresolved claims reflects current reasonable estimates of potential liability. All figures are estimated and approximate.
(3): Share price adjusted to reflect 4 for 1 stock split executed on March 19, 2015.
(4): Based on the $245.68 NYSE closing price of Class A stock on August 31, 2023.
(5): Reflects public offering price of $44 per share on March 19, 2008.
(6): Value is inclusive of dilutions through adjustments to conversion rate.

VISA

©2023 Visa. All rights reserved.
3

The mechanics of the Initial Potential Exchange Offer

Class B Shares → Redenominated → **Class B-1 Shares**

Exchanged portion

50% of Exchanged Value for Class B-2 Shares

Future downward adjustments to the conversion rate will occur at **twice the rate as applicable to Class B-1 shares** to maintain equivalent liability; same transfer restrictions apply as existing Class B shares

50% of Exchanged Value for Class C Shares[(1)]

Transferable and convertible to Class A shares, subject to lock-up provisions, **ensuring measured release** (up to 1/3 within the first 45 days after the initial Potential Exchange Offer, up to 2/3 within the first 90 days, and up to the full amount thereafter)

If choosing to participate, must enter into makewhole agreement to provide economically equivalent protection for Class A and Class C stockholders as currently exists

Unexchanged portion

Class B-1 Shares

Same as existing Class B shares

VISA

See Appendix for more information.

(1): To determine the number of Class C shares received, multiply half of the Class B-1 stock exchanged by the current Class B stock conversion rate to determine the as-converted Class A stock equivalent; then divide that amount by the Class C stock conversion rate.

©2023 Visa. All rights reserved.

4

The mechanics of the three successive Potential Exchange Offers

Terms	
	• **Reduction of 50% or more of the interchange at issue in unresolved claims** for damages in U.S. Covered Litigation • **More than twelve months** from preceding Exchange Offer • Is at the **discretion of Visa** • Structured in the **same manner as preceding Exchange Offer**

Illustrative Mechanics:
Second Potential Exchange Offer[1]

Class B-2 Shares

Newly exchanged portion

Unexchanged portion

50% of Exchanged Value for Class B-3 Shares

Future downward adjustments to the conversion rate will occur at **twice the rate as applicable to Class B-2 shares (or four times the rate as applicable to Class B-1 shares)** to maintain equivalent liability; same transfer restrictions apply as existing Class B shares

50% of Exchanged Value for Class C Shares[2]

Transferable and convertible to Class A shares, subject to lock-up provisions, **ensuring measured release** (up to 1/3 within the first 45 days after the Second Potential Exchange Offer, up to 2/3 within the first 90 days, and up to the full amount thereafter)

If choosing to participate, must enter into makewhole agreement to provide economically equivalent protection for Class A and Class C stockholders as currently exists

Class B-2 Shares

Same as Class B-2 shares issued in the initial Potential Exchange Offer

VISA

(1): For further detail on successive Potential Exchange Offers and conversation rates, please refer to the potential Certificate of Incorporation amendments and form of makewhole agreement provided with Visa's Form 8-K filed on September 13, 2023.
(2): To determine the number of Class C shares received, multiply half of the Class B-2 stock exchanged by the current Class B-2 stock conversion rate to determine the as-converted Class A stock equivalent; then divide that amount by the Class C stock conversion rate.

©2023 Visa. All rights reserved.

5

The Potential Exchange Offer Program allows for a programmatic and measured release of Class B shares

Illustrative[(1)]



Economically Equivalent Protection through Makewhole Agreements
50% of Exchanged Value as Class C
50% of Exchanged Value as Class B-2
50% of Exchanged Value as Class C
50% of Exchanged Value as Class B-3
50% of Exchanged Value as Class C
50% of Exchanged Value as Class B-4
50% of Exchanged Value as Class C
50% of Exchanged Value as Class B-5
Initial Potential Exchange Offer
Second Potential Exchange Offer
Third Potential Exchange Offer
Fourth Potential Exchange Offer

Assuming there has been a **reduction of 50% or more of interchange at issue in unresolved claims for damages** and **at least one year has elapsed** since the preceding Exchange Offer, Visa will make determination whether to proceed with another Exchange Offer, after appropriate consideration

VISA

(1): Chart assumes full participation in each Potential Exchange Offer and demonstrates the mechanics of successive Potential Exchange Offers for Class B stockholders in the Potential Exchange Offer Program.

©2023 Visa. All rights reserved.
6

Key considerations As a result of evaluation and discussions, the Board and management believe that the Potential Exchange Offer Program would provide benefits to all common stockholders. This is based on several considerations, including, but not limited to: Significant progress on the U.S. Covered Litigation Maintaining economically equivalent protection to Class A and Class C stockholders from the remaining U.S. Covered Litigation through a combination of the makewhole agreements and Class B shares Mitigating potential overhang risk through a programmatic and measured release Providing Visa’s U.S. financial institution clients with liquidity for a portion of their Class B shares Establishing a process which allows time for Visa to engage with our common stockholders before terms are finalized for a proxy vote 7 ©2023 Visa. All rights reserved.

The U.S. Covered Litigation has one matter remaining, MDL 1720, and we have made significant progress Plaintiffs challenge: • Visa’s setting of interchange reimbursement fees: − An interchange reimbursement fee is paid by the acquirer to the issuer in a purchase transaction − Plaintiffs allege that interchange reimbursement fees are excessive and seek damages based on the alleged MDL 1720 excessive fees • Certain network rules; and • Visa’s reorganization and IPO (1) Today, MDL 1720 primarily consists of three parts : Damages A settlement was reached in 2018 and approved in 2019 – the appeals SETTLED process resulted in an affirmation of the settlement in 2023 1 Class ~70% of Opt-Out 600+ merchants “opted out” of the Damages Class settlement and Opt-Outs from some brought individual actions to pursue allegations similar to those Payments Volume 2 2018 Class (2) advanced by the Damages Class SETTLED Injunctive Injunctive relief is sought against the setting of default interchange, Relief/Rules ONGOING 3 certain network rules and fees Class (1): See Notes 5 and 20 of the consolidated financial statements in Visa’s most recent Form 10-K for more information. (2): Estimated payments volume from 2004-2018 of merchants who opted out of the Damages Class. Payments volume of merchants who opted out of the Damages Class does not include (i) the purported indirect purchaser class actions filed by branded gas retailers and by merchants serviced by Square; and (ii) all of the merchants serviced by opt-outs that 8 ©2023 Visa. All rights reserved. are payment processors and facilitators. All figures are estimated and approximate.

Claims representing ~90% of the payments volume and interchange at issue have been settled

2018 Damages Class Opt-Out Claims as Represented by Opt-Out Payments Volume(1)


~70%
~30%

- Settled Opt-Outs 2004-2018
- Unresolved Opt-Outs 2004-2018

Total Claims as Represented by Payments Volume at Issue(2)



- Unresolved Opt-Outs 2004-2022
- Settled Opt-Outs 2004-2018
- Settled 2018 Damages Class
- Pre-2018 Settlements

When you include the 2018 Damages Class, Opt-Outs, and pre-2018 settlements, we have resolved claims representing

~90%

of the payments volume and interchange at issue(2)

Numbers are rounded. All figures are estimated and approximate.
Interchange and payments volume of merchants who opted out of the Damages Class do not include (i) the purported indirect purchaser class actions filed by branded gas retailers and by merchants serviced by Square; and (ii) all of the merchants serviced by opt-outs that are payment processors and facilitators. The value of unresolved claims reflects current reasonable estimates of potential liability.
(1): Payments volume represented includes estimated payments volume from 2004-2018 of merchants who opted out of the Damages Class.
(2): Interchange and payments volume represented includes (i) estimated interchange and payments volume from 2004-2018 for the following populations: individual settlements prior to the Damages Class settlement, merchants included in the Damages Class settlement, and merchants who opted out of the Damages Class and settled their claims; and (ii) estimated interchange and payments volume from 2004-2022 for unresolved Damages Class opt-outs. For unresolved claims by Damages Class opt-outs, estimated interchange and payments volume from 2004-2022 is utilized because claims are based on transactions up to when a claim is resolved; the payments volume and interchange at issue for unresolved claims will continue to increase.

VISA

©2023 Visa. All rights reserved.

9

We have paid $6.4B, with recent settlements ranging from ~3-8%* of interchange

Settled Claims	Claims Resolved as Represented by % of Interchange[1]	Settlements Paid from Retro Plan
Settled and Paid Individual Settlements prior to 2018 Damages Class Settlement	~13%	$1.0B
Settled and Paid 2018 Damages Class	~62%	$3.6B[2]
Settled and Paid Opt-Outs from 2018 Damages Class	~15%	$1.8B
Total	~90%	$6.4B

Numbers are rounded. All figures are approximate.
*Recent settlements ranged from ~3-8% of a settling merchant's estimated applicable interchange during the Damages Class period (2004-2018).
(1): Interchange represented includes (i) estimated interchange from 2004-2018 for the following populations: individual settlements prior to the Damages Class settlement, merchants included in the Damages Class settlement, and merchants who opted out of the Damages Class and settled their claims; and (ii) estimated interchange from 2004-2022 for unresolved Damages Class opt-outs. Interchange of merchants who opted out of the Damages Class does not include (i) the purported indirect purchaser class actions filed by branded gas retailers and by merchants serviced by Square; and (ii) all of the merchants serviced by opt-outs that are payment processors and facilitators. All figures are estimated and approximate.
(2): $3.1B of the $3.6B paid pursuant to the U.S. Retrospective Responsibility Plan; $500M paid from short-term interchange reductions.

VISA

©2023 Visa. All rights reserved.
10

The unresolved and outstanding claims represent ~10% of interchange at issue

Claims

Settled and Paid
Individual Settlements prior to 2018 Damages Class Settlement

2018 Damages Class

Opt-Outs from 2018 Damages Class

Unresolved and Outstanding
Opt-Outs from 2018 Damages Class

Claims as Represented by % of Interchange ~$486B(1)

~90%

~10%

Unresolved and Outstanding

- Recent settlements ranged from **~3-8%** of the settling merchant's applicable interchange during the Damages Class period (2004-2018)
  - For illustrative purposes only, if we applied the **~3-8%** range to the unresolved and outstanding interchange from 2004-2022, our approximation of the remaining settlement value would be between **$1.4-$4B**
- The current escrow balance available for settlements and judgments is **$1.6B**(2)
- The range of remaining damages exposure based upon merchant claims is **approximately $25-$35B** through calendar year 2022, before any legal challenge, and prior to any trebling
- To date, **no claims have settled for the full amount** of the damages claimed

Numbers are rounded. All figures are estimated and approximate.
(1): Interchange represented includes (i) estimated interchange from 2004-2018 for the following populations: individual settlements prior to the Damages Class settlement, merchants included in the Damages Class settlement, and merchants who opted out of the Damages Class and settled their claims; and (ii) estimated interchange from 2004-2022 for unresolved Damages Class opt-outs. Interchange of merchants who opted out of the Damages Class does not include (i) the purported indirect purchaser class actions filed by branded gas retailers and by merchants serviced by Square, and (ii) all of the merchants serviced by opt-outs that are payment processors and facilitators. For unresolved claims by Damages Class opt-outs, estimated interchange from 2004-2022 is utilized because claims are based on transactions up to when a claim is resolved; the interchange at issue for unresolved claims will continue to increase. The value of unresolved claims reflects current reasonable estimates of potential liability.
(2): As of June 30, 2023.

VISA

©2023 Visa. All rights reserved.
11

The three Potential Successive Exchange Offers would be predicated on further reduction of interchange at issue in unresolved claims Illustrative Example: Reduction of 50% or more of Interchange Future interchange at issue in Determination Date Determination Date unresolved claims Calculate the total interchange at issue in Determine amount of interchange Assuming at least one year has elapsed unresolved claims for damages in U.S. at issue in unresolved claims for damages, since the preceding Exchange Offer and (1) (1) Covered Litigation accounting for any resolved claims there has been a reduction of 50% or more of interchange at issue in unresolved claims for damages, Visa will make determination whether to proceed with another Exchange Offer, after appropriate consideration $47B–$23B $47B $23B 51% $47B All figures are illustrative. (1): Methodology for estimating interchange at issue may vary from methodology used to estimate interchange amounts in Slides 3, 9, 10 and 11. 12 ©2023 Visa. All rights reserved.

The Potential Exchange Offer Program would provide benefits to all Visa common stockholders

1 Ongoing protection to Class A and Class C stockholders

- Class A and Class C stockholders maintain economically equivalent protection from the remaining U.S. Covered Litigation. In the event that the remaining respective Class B[1] share value is exhausted, **makewhole agreements** with the respective Class B[1] stockholders would provide further protection and would adjust with the value of the stock price, just as the Class B shares do today
- The Potential Exchange Offer Program would **not impact our fully diluted shares outstanding**, so would not negatively impact key per share metrics such as EPS

2 A measured means of exchanging shares, mitigating potential overhang risk

- As all Class B shares currently become freely tradeable upon final resolution of the U.S. Covered Litigation, a programmatic and measured release of the Class B shares **mitigates potential overhang risk**
- Participating Class B stockholders in the Potential Exchange Offer Program will be required to enter into makewhole agreements that contain **lock-up provisions**. Specifically, up to 1/3 of the Class C shares would be convertible within the first 45 days after each Potential Exchange Offer, up to 2/3 within the first 90 days, and up to the full amount thereafter

3 Liquidity to Visa's clients – large and small U.S. financial institutions

- The Potential Exchange Offer Program would **provide liquidity to Visa's clients**. Large and small U.S. financial institutions who hold our Class B shares would have the ability to unlock value that would represent a significant portion of tangible common equity
- This represents an opportunity to **strengthen client relationships**, which would provide value for all stockholders

VISA (1): Respective Class B refers to Class B-2, Class B-3, Class B-4 and Class B-5, as applicable.

©2023 Visa. All rights reserved.
13

Summary and next steps • The appreciation in the value of the Class B shares has been substantial – the current as-converted value of the (1) Class B shares is ~$96B • Visa has made significant progress on the U.S. Covered Litigation • In the Potential Exchange Offer Program, Class A and Class C stockholders would maintain economically equivalent protection through a combination of the makewhole agreements and Class B shares. Stockholders would also benefit from a programmatic and measured release, mitigating potential overhang risk • The potential for Class B stockholders – U.S. financial institutions and/or their affiliates, which are also Visa clients – to obtain near-term liquidity and potentially better regulatory capital treatment would strengthen Visa’s relationship with this key group • Visa’s Board and management believe that now is an appropriate time to consider a programmatic and measured release of Class B shares • The Potential Exchange Offer Program requires amendments to Visa’s Certificate of Incorporation that must be approved by the Board and a majority of the outstanding shares of each of the Class A, Class B and Class C common stock, in each case voting separately as a class If proposed, common stockholders will have an opportunity to vote on the Certificate of Incorporation amendments that provide for the Potential Exchange Offer Program; additional information will be provided in advance (1): Based on the $245.68 NYSE closing price of Class A stock on August 31, 2023. 14 ©2023 Visa. All rights reserved.

Appendix ©2023 Visa. All rights reserved.

Overview of common stock share classes created in conjunction with Visa’s 2007 restructuring and subsequent IPO • Publicly held and traded on the New York Stock Exchange • Financial institution clients of Visa are prohibited from holding Class A stock for their own accounts Class A • As of July 19, 2023, approximately 1,607 million shares of Class A stock were outstanding • Predominantly held by U.S. financial institutions that are current or former members of Visa U.S.A. Inc., and/or their affiliates, to provide protection from certain litigation • Currently subject to transfer and convertibility restrictions until all U.S. Covered Litigation is resolved Class B • Each share is convertible into Class A shares at a conversion rate that is adjusted downward when Visa makes a deposit into the escrow account from which it pays for liabilities associated with the U.S. Covered Litigation • As of July 19, 2023, approximately 245 million shares of Class B stock were outstanding • Predominantly held by financial institution clients of Visa and/or their affiliates that are located outside of the U.S., as well as other persons that are prohibited from holding Class A stock • Currently not subject to transfer restrictions Class C • Automatically converts into four shares of Class A stock upon transfer to an eligible Class A stockholder • As of July 19, 2023, approximately 9.5 million shares of Class C stock were outstanding 16 ©2023 Visa. All rights reserved.

Illustrative Class B participation scenarios – Initial Potential Exchange Offer

Key Assumptions:

- Class B stockholder owns 100,000 Class B shares
- Class B to Class A conversion rate is 1.5902
- Class C to Class A conversion rate is 4.0000
- Visa Class A share price on date of exchange is $245.68; therefore aggregate value of Class B stockholder's shares is $39,068,034[(1)]

		Option 1: Class B stockholder does not elect to participate in initial Potential Exchange Offer		**Option 2:** Class B stockholder elects to fully participate in initial Potential Exchange Offer		**Option 3:** Class B stockholder elects to exchange ½ of shares in initial Potential Exchange Offer	
		Shares	**Value ($)**	**Shares**	**Value ($)**	**Shares**	**Value ($)**
Starting	**B**	100,000	39,068,034	100,000	39,068,034	100,000	39,068,034
All Class B shares are exchanged for Class B-1 shares							
	B-1	100,000	39,068,034	100,000	39,068,034	100,000	39,068,034
	Exchange	0	0	100,000	39,068,034	50,000	19,534,017
After	**B-1**	100,000	39,068,034	-	-	50,000	19,534,017
After	**B-2**	-	-	50,000	19,534,017	25,000	9,767,008
After	**C**	-	-	19,877[(2)]	19,534,017[(4)]	9,938[(3)]	9,767,008[(4)]

In every scenario, total value ($) does not change

Figures may not recalculate exactly due to rounding.
(1): Aggregate value: multiply 100,000 Class B stock by Class B stock conversion rate (1.5902) to determine as-converted Class A stock equivalent (159,020); then multiply by share price based on the $245.68 NYSE closing price of Class A stock on August 31, 2023.
(2): To determine the number of Class C shares received: multiply 50,000 Class B-1 stock (1/2 of B-1s exchanged) by the Class B stock conversion rate (1.5902) to determine the as-converted Class A stock equivalent (79,510 shares); then divide that amount by 4 (the Class C stock conversion rate).
(3): To determine the number of Class C shares received: multiply 25,000 Class B-1 stock (1/2 of B-1s exchanged) by the Class B stock conversion rate (1.5902) to determine the as-converted Class A stock equivalent (39,755 shares); then divide that amount by 4 (the Class C stock conversion rate).
(4): Includes cash paid in lieu of fractional shares.

VISA

©2023 Visa. All rights reserved.

17

Illustrative Class B participation scenarios – Initial Potential Exchange Offer (continued) Assumes Class B stockholders fully participate in initial Potential Exchange Offer Visa Common Stock Share Ownership (1) (on an as-converted basis) Illustrative 1.9% 1.9% 1.9% 11.5% 9.6% Class C Shares 19.2% 19.2% 9.6% Class B-2 Shares Class B-1 Shares 88.5% Class B Shares 78.9% 78.9% 78.9% Class A Shares Today Post Certificate Post Initial Potential Conversion/Sale Based on 7/19/23 of Incorporation Exchange Offer at of New Class (2) Share Count Amendment 100% Participation C Shares (1): On an as-converted basis. Share count as of July 19, 2023, representing 1,606.8M Class A stock, 245.5M Class B stock converted to Class A stock at a 1.5902 conversion rate (390.4M Class A stock upon conversion), and 9.5M Class C stock converted to Class A stock at a 4.0000 conversion rate (38.2M Class A shares upon conversion). 18 ©2023 Visa. All rights reserved. (2): Illustrative. Assumes all shares of Class C stock received in the initial Potential Exchange Offer are converted and sold in the open market.

Illustrative additional escrow funding after Initial Potential Exchange Offer Based on the $245.68 NYSE closing price of Class A shares on August 31, 2023 B-1 Conversion Rate B-2 Conversion Rate Starting Conversion Rate into 1.5902 1.5902 Class A Common Stock Additional Escrow Deposit (not cumulative) $500M 1.5819 1.5736 $1B 1.5736 1.5570 $5B 1.5073 1.4244 $10B 1.4244 1.2586 19 ©2023 Visa. All rights reserved.

Disclaimer Additional Information and Where to Find It If Visa determines to propose Certificate of Incorporation amendments to its stockholders in the currently contemplated or a modified form, Visa would file with the Securities and Exchange Commission (“SEC”) a proxy statement describing the proposal and the transactions contemplated thereby. The proxy statement would be provided to Visa stockholders and would contain important information about the amendments described therein and related matters. In addition, if Visa determines to proceed with an exchange offer with respect to any class of Class B common stock, Visa would file with the SEC a registration statement on Form S-4 to describe the terms of the transaction contemplated thereby. This communication is not a substitute for any proxy statement, exchange offer registration statement, prospectus or other documents Visa may file with the SEC in connection with the foregoing matters. If and when Visa provides a proxy statement relating to the potential Certificate of Incorporation amendments and a registration statement relating to a potential exchange offer: STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND/OR REGISTRATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement will be provided to Visa stockholders. Stockholders may obtain a free copy of any proxy statement (when available) and other documents filed by Visa at the SEC’s website at https://www.sec.gov. In addition, stockholders will be able to obtain free copies of any proxy statement (when available) and other documents filed by Visa with the SEC on Visa’s Investor Relations website at http://investor.visa.com. Visa and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from Visa’s stockholders. Information regarding Visa’s executive officers and directors is contained in Visa’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the SEC on December 1, 2022, and in its Current Reports on Form 8-K filed with the SEC on February 1, 2023, February 16, 2023, April 10, 2023 and June 20, 2023. Stockholders may obtain additional information regarding the interests of such participants by reading the Certificate of Incorporation amendments and proxy statement and other relevant materials regarding the amendments if and when they become available. These documents would be obtainable free of charge as described above. No Offer or Solicitation This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the potential transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. ©2023 Visa. All rights reserved. 20

Disclaimer (continued) Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the approval and implementation of the Certificate of Incorporation amendments and potential exchange offers discussed above, and future liability arising under the U.S. covered litigation. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future events and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Whether or not the Certificate of Incorporation amendments are proposed, approved or implemented, the final form of any such Certificate of Incorporation amendments is subject to a variety of factors, including, but not limited to: • stockholder and market reaction to the Certificate of Incorporation amendments and exchange offers; • the impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the resumption of international travel; • increased oversight and regulation of the global payments industry and our business; • the impact of government-imposed obligations and/or restrictions on international payment systems; • the outcome of tax, litigation and governmental investigation matters; • increasingly intense competition in the payments industry, including competition for our clients and merchants; • the proliferation and continuous evolution of new technologies and business models in the payments industry; • continued efforts to lower acceptance costs and challenge industry practices; • our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties; • brand or reputational damage; • our exposure to loss or illiquidity due to settlement guarantees; • any disruption, failure, breach or cyber-attack of our networks or systems; • risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and • the other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2022, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. 21 ©2023 Visa. All rights reserved.